COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER __, 2000

                                 BY AND BETWEEN

                              XYBERNAUT CORPORATION

                                       AND

                          THE PURCHASERS LISTED THEREIN


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                                TABLE OF CONTENTS

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ARTICLE I PURCHASE AND SALE OF THE SHARES AND THE WARRANTS........................................................1

         Section 1.1 Purchase and Sale of the Shares..............................................................1
         Section 1.2 The Securities...............................................................................1
         Section 1.3 Purchase Price and Closing...................................................................2
         Section 1.4 Escrow.......................................................................................2
         Section 1.5 Warrant......................................................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES.........................................................................3

         Section 2.1 Representation and Warranties of the Company.................................................3
         (a)    Organization, Good Standing and Power.............................................................3
         (b)    Authorization; Enforcement........................................................................3
         (c)    Capitalization....................................................................................4
         (d)    Issuance of Securities............................................................................4
         (e)    No Conflicts......................................................................................5
         (f)    Commission Documents, Financial Statements........................................................5
         (g)    Subsidiaries......................................................................................6
         (h)    No Material Adverse Change........................................................................6
         (i)    No Undisclosed Liabilities........................................................................6
         (j)    No Undisclosed Events or Circumstances............................................................6
         (k)    Indebtedness......................................................................................7
         (l)    Title to Assets...................................................................................7
         (m)    Actions Pending...................................................................................7
         (n)    Compliance with Law...............................................................................7
         (o)    Taxes.............................................................................................8
         (p)    Certain Fees......................................................................................8
         (q)    Operation of Business.............................................................................8
         (r)    Environmental Compliance..........................................................................8
         (s)    Books and Record Internal Accounting Controls.....................................................9
         (t)    Material Agreements...............................................................................9
         (u)    Securities Act of 1933...........................................................................10
         (v)    Governmental Approvals...........................................................................10
         (w)    Employees........................................................................................10
         (y)    Employees........................................................................................10
         (x)    Use of Proceeds..................................................................................11
         (y)    Public Utility Holding Company Act and Investment Company Act Status.............................11
         (z)    ERISA............................................................................................11
         (aa)   Dilutive Effect..................................................................................11
         (bb)   No Integrated Offering...........................................................................11
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         (cc)   Eligibility......................................................................................12
         Section 2.2 Representations and Warranties of the Purchasers............................................12
         (a)    Organization and Standing of the Purchasers......................................................12
         (b)    Authorization and Power..........................................................................12
         (c)    No Conflicts.....................................................................................12
         (d)    Acquisition for Investment.......................................................................13
         (e)    Accredited Purchaser.............................................................................13
         (f)    Rule 144.........................................................................................13
         (g)    Intentionally Omitted............................................................................13
         (h)    Information......................................................................................13
         (i)    No Solicitation..................................................................................14
         (j)    No Endorsement...................................................................................14
         (k)    General..........................................................................................14
         (l)    No Commissions or Similar Fees...................................................................14

ARTICLE III COVENANTS............................................................................................15

         Section 3.1 Securities Compliance.......................................................................15
         Section 3.2 Registration and Listing....................................................................15
         Section 3.3 Inspection Rights...........................................................................15
         Section 3.4 Compliance with Laws........................................................................16
         Section 3.5 Keeping of Records and Books of Account.....................................................16
         Section 3.6 Reporting Requirements......................................................................16
         Section 3.7 Amendments..................................................................................16
         Section 3.8 Other Agreements............................................................................17
         Section 3.9 Reservation of Shares.......................................................................17
         Section 3.10 Transfer Agent Instructions................................................................17

ARTICLE IV CONDITIONS TO CLOSING.................................................................................18

         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Securities................18
         (a)    Accuracy of Each Purchaser's Representations and Warranties......................................18
         (b)    Performance by the Purchasers....................................................................18
         (c)    No Injunction....................................................................................18
         (d)    Minimum Purchase.................................................................................18
         Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the
                        Shares at the Closing....................................................................18
         (a)    Accuracy of the Company's Representations and Warranties.........................................19
         (b)    Performance by the Company.......................................................................19
         (c)    Minimum Purchase.................................................................................19
         (d)    No Suspension, Etc...............................................................................19
         (e)    No Injunction....................................................................................19
         (f)    No Proceedings or Litigation.....................................................................19
         (g)    Opinion of Counsel, Etc..........................................................................19
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         (h)    Registration Rights Agreement....................................................................20
         (i)    Stock and Warrant Certificates...................................................................20
         (j)    Resolutions......................................................................................20
         (k)    Reservation of Shares............................................................................20
         (l)    Transfer Agent Instructions......................................................................20
         (m)    Secretary's Certificate..........................................................................20
         (n)    Escrow Agreement.................................................................................20
         (o)    Officer's Certificate............................................................................20

ARTICLE V STOCK CERTIFICATE LEGEND...............................................................................21

         Section 5.1 Legend......................................................................................21

ARTICLE VI TERMINATION...........................................................................................22

         Section 6.1 Termination by Mutual Consent...............................................................22
         Section 6.2 Other Termination...........................................................................22
         Section 6.3 Termination of Closing......................................................................23
         Section 6.4 Effect of Termination.......................................................................23

ARTICLE VII INDEMNIFICATION......................................................................................23

         Section 7.1 General Indemnity...........................................................................23
         Section 7.2 Indemnification Procedure...................................................................23

ARTICLE VIII MISCELLANEOUS.......................................................................................24

         Section 8.1 Fees, Costs and Expenses....................................................................24
         Section 8.2 Consent to Jurisdiction.....................................................................25
         Section 8.3 Entire Agreement; Amendment.................................................................25
         Section 8.4 Notices.....................................................................................25
         Section 8.5 Waivers.....................................................................................26
         Section 8.6 Headings....................................................................................26
         Section 8.7 Successors and Assigns......................................................................26
         Section 8.8 No Third Party Beneficiaries................................................................27
         Section 8.9 Governing Law...............................................................................27
         Section 8.10 Survival...................................................................................27
         Section 8.11 Counterparts...............................................................................27
         Section 8.12 Severability...............................................................................27
         Section 8.13 Further Assurances.........................................................................27
         Section 8.14 Publicity..................................................................................28
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                            SCHEDULES OF THE COMPANY
                            ------------------------

Schedule 2.1(c)   Capitalization
Schedule 2.1(e)   No Conflicts
Schedule 2.1(g)   Subsidiaries
Schedule 2.1(h)   No Material Adverse Effect
Schedule 2.1(i)   No Undisclosed Liabilities
Schedule 2.1(k)   Indebtedness
Schedule 2.1(l)   Title to Assets
Schedule 2.1(m)   Actions Pending
Schedule 2.1(n)   Compliance with Law
Schedule 2.1(o)   Taxes
Schedule 2.1(p)   Certain Fees
Schedule 2.1(q)   Operation of Business
Schedule 2.1(r)   Environmental Compliance
Schedule 2.1(t)   Material Agreements
Schedule 2.1(v)   Governmental Approvals
Schedule 2.1(w)   Employees
Schedule 3.2      Registration and Listing



                           SCHEDULES OF THE PURCHASERS
                           ---------------------------

Schedule 2.2(l)   No Commissions or Similar Fees

                                    EXHIBITS
                                    --------

Exhibit A         List of Purchasers
Exhibit B         Form of Warrant
Exhibit C         Form of Escrow Agreement
Exhibit D         Form of Registration Rights Agreement
Exhibit E         Form of Irrevocable Transfer Agent Instructions
Exhibit F         Form of Opinion of Counsel

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                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

         This COMMON STOCK AND WARRANT PURCHASE AGREEMENT dated as of November ___, 2000 (this "Agreement"), by and between XYBERNAUT CORPORATION, INC., a Delaware corporation (the "Company"), and each of the purchasers whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS

         WHEREAS, upon the terms and subject to the conditions contained herein, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company in the aggregate _________ shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and warrants to purchase up to in the aggregate 40% of the total number of shares of Common Stock purchased by the Purchasers, in the form attached hereto as Exhibit B (the "Warrants").

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                PURCHASE AND SALE OF THE SHARES AND THE WARRANTS

         Section 1.1 Purchase and Sale of the Shares. Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to each of the Purchasers and each of the Purchasers shall purchase from the Company the number of shares of Common Stock set forth with respect to such Purchaser on Exhibit A hereto (collectively, the "Shares"). Upon the following terms and subject to the conditions contained herein, the Purchasers shall be issued Warrants. The purchase price per share of Common Stock shall be $____.

         Section 1.2 The Securities. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to effect the issuance of the Shares and exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as (the "Warrant Shares"). The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

         Section 1.3 Purchase Price and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and the Purchasers, severally but not jointly, agree to purchase that number of Shares set forth opposite their respective names on Exhibit A. The aggregate purchase price of the Shares being acquired by each Purchaser is set forth opposite such Purchaser's name on Exhibit A (each, a "Purchase Price"). The closing under this Agreement shall take place at the offices of Parker Chapin LLP (the "Escrow Agent"), The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 (the "Closing") at 10:00 a.m. E.S.T. on (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date").

         Section 1.4 Escrow. On or before the Closing Date, (a) the Company shall execute and deliver to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement attached hereto as Exhibit C (the "Escrow Agreement") all applicable agreements, documents, instruments and writings required pursuant to
Section 4.2 herein (collectively, the "Closing Documents"), to be delivered by the Company including, without limitation, the certificates for the number of Shares and amount of Warrant set forth opposite each Purchaser's name under the heading "Number of Shares and Warrants to be Purchased" on Exhibit A, registered in such Purchaser's name, and (b) the Purchasers shall pay by wire transfer of immediately available funds into escrow in accordance with the Escrow Agreement the Purchase Price, and execute and deliver all applicable agreements, documents, instruments and writings required pursuant to Section 4.1, to be delivered by the Purchaser. In regard to the Closing, the Escrow Agent shall give notice (by telephone or other means) (an "Escrow Agent Notice") to the parties hereto when the Escrow Agent has received all of the Closing Documents and wire transfer the funds constituting the Purchase Price and deliver the other Closing Documents to the Company pursuant to the terms of the Escrow Agreement. As soon thereafter as is practicable on the Closing Date, the Escrow Agent shall deliver the Company's Closing Documents to the Purchasers, including applicable certificates for the Shares and the Warrants.

         Section 1.5 Warrant. Concurrently with the issuance of the Shares, the Company shall issue to the Purchasers Warrants to purchase in the aggregate up to 40% of the total number of shares of Common Stock purchased by such Purchasers. The Warrants shall have an exercise price equal to the Exercise Price (as defined in the Warrant) and shall expire on the fourth (4th) anniversary of the issuance date of such Warrants.

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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers, except as set forth in the Company's disclosure schedules delivered with this
Agreement:

         (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and to enter into this Agreement and to perform its obligations hereunder. The Company does not have any subsidiaries or own securities of any kind in any other entity, except as set forth in the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K); (ii) Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 2000 and March 31, 2000 (collectively, the "Form 10-Q"); and (iii) all of the Company's filings with the Securities and Exchange Commission (the "SEC") prior to the date hereof (collectively, the "Commission Documents") or in Schedule 2.1(g) hereto. The Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined hereinafter) on the Company's financial condition. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, assets or financial condition of the Company or its subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its obligation hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

         (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Escrow Agreement, the Registration Rights Agreement attached as Exhibit D hereto (the "Registration Rights Agreement"), the Transfer Agent Instructions (as defined in Section 3.14 hereof) and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares in accordance with the term hereof and the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or the Company's board of directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement will have been duly executed and delivered by the Company on or before the Closing Date. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except

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

as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on
Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized. Except as set forth in this
Agreement and the Registration Rights Agreement and as set forth in the Commission Documents or on Schedule 2.1(c) hereto, no shares of Common Stock or any other securities issued by the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the Commission Documents or on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on the Commission Documents or Schedule 2.1 (c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on the Commission Documents or Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

         (d) Issuance of Securities. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and free from preemptive rights, taxes upon issuance, liens and similar charges caused by the Company and entitled to all applicable rights and preferences set forth in the Articles. When the Warrant Shares are issued in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and non-assessable, and free from preemptive rights, taxes upon issuance, liens and other similar charges caused by the Company, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

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

         (e) No Conflicts.  Except as set forth in the  Commission  Documents or
Schedule 2.1(e) attached hereto, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which any of its respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature whatsoever on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to a Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

         (f) Commission Documents, Financial Statements. The Company has provided to the Purchasers prior to the date hereof copies of its annual report on Form 10-KSB for the fiscal year ended December 31, 1999 and its quarterly reports for the fiscal quarters ended March 31, 2000 and June 30, 2000. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The financial statements of the Company furnished to the Purchasers comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g) Subsidiaries. The Commission Documents or Schedule 2.1(g) hereto sets forth each subsidiary of the Company showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. Except as disclosed on Schedule 2.1(g) there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

         (h) No Material Adverse Change. Since June 30, 2000, the date through which the most recent report of the Company has been prepared and filed with the Commission (a copy of which is included in the Commission Documents) the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

         (i) No Undisclosed Liabilities. Except as disclosed in the Commission Documents or on Schedule 2.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since June 30, 2000, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

         (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

         (k) Indebtedness. The Commission Documents or Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

         (l) Title to Assets. Each of the Company and its subsidiaries has good and marketable title to all of its real and personal property, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company's financial condition or operating results. Except as described in the Commission Documents or on Schedule 2.1(l) hereto, all said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

         (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. To the knowledge of the Company, there is no action, suit, claim, investigation or proceeding pending or threatened, against or involving the Company, any subsidiary or any of their respective properties or assets, except as set forth in the Commission Documents or Schedule 2.1(m) hereto. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

         (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (o) Taxes. Except as set forth in the Commission Documents or Schedule 2.1(o) hereto, the Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. Except as disclosed on
Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

         (p) Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' or structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents, except as set forth on Schedule 2.1(p) hereto which fees shall be paid by the Company. All those entities listed on Schedule 2.1(p) hereto are broker/dealers (i) registered and in good standing with the National Association of Securities Dealers, Inc. and
(ii) registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (q) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except as disclosed in the Commission Documents or on Schedule 2.1(q).

         (r) Environmental Compliance. Except as disclosed in the Commission Documents or on Schedule 2.1(r) hereto, the Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. The Commission Documents or on Schedule 2.1(r) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(r) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance  with all other  limitations,  restrictions,  conditions,  standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after any of the Closings or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

         (s) Books and Record Internal Accounting Controls. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

         (t) Material Agreements. Except as set forth in the Commission Documents or on Schedule 2.1(t) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. Except as set forth in the Commission Documents or on Schedule 2.1(t) hereto, the Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

         (u) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Assuming the representations set forth in Section 2.2 hereof are true, the Securities may be issued without registration under the Securities Act of 1933. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any of the Shares.

         (v) Governmental Approvals. Except as set forth in the Commission Documents or on Schedule 2.1(v) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state or federal securities laws (which if required, shall be filed on a timely basis), including, but not limited to, the filing of a registration statement or statements pursuant to the Registration Rights Agreement, no authorization, consent, approval, license exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents.

         (w) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Commission Documents or on Schedule 2.1(w) hereto.
Except as set forth in the Commission Documents or on Schedule 2.1(w) hereto, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since September 30, 1999, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

         (x) Use of Proceeds. The proceeds from the sale of the Shares and the Warrants will be used by the Company for working capital and general corporate purposes.

         (y) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon any Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (z) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution, delivery and performance of this Agreement and the other Transaction Documents and the issue and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this
Section 2.1(az),  the term "Plan" shall mean an "employee  pension benefit plan"
(as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

         (aa) Dilutive Effect. The Company understands and acknowledges that the number of the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

         (bb) No Integrated Offering. To the best of the Company's knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the Securities of the Company are listed or designated, nor will the Company or
any  of  its  subsidiaries   take  any  actions  or  steps  that  would  require
registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

         (cc) Eligibility. The Company is currently eligible to register the resale of the Securities on a registration statement on Form S-3 under the 1933 Act.

         Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the
Company:

         (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and the Purchaser was not formed for the specific purpose of acquiring the Securities.

         (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and the Escrow Agreement and to purchase the Shares and the Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Escrow Agreement and the documents contemplated hereby by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Purchaser or its board of directors, stockholders, members, managers or partners, as the case may be, is required. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement will have been duly executed and delivered by the Purchaser on the closing Date. Each of this Agreement, the Registration rights Agreement and the Escrow Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Escrow Agreement and the documents contemplated hereby and thereby and the consummation by the Purchaser of the transactions contemplated hereby or thereby or relating hereto or thereto do not and will not (i) result in a violation of the Purchaser's charter documents, by-laws, partnership agreement, operating agreement or other organizational documents, or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement or the documents contemplated hereby and thereby or to purchase the Shares or the Warrants in accordance with the terms hereof; provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

         (d) Acquisition for Investment. The Purchaser is purchasing the Shares and the Warrants and will be acquiring the Warrant Shares solely for its own account, for investment only and not with a view towards the public sale or distribution thereof. The Purchaser agrees not to sell, assign or otherwise transfer any of its Securities except in accordance with federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Securities and that it has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and its subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Securities by virtue of its experience as an investor and its knowledge, experience and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Securities.

         (e) Accredited Purchaser. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and is a resident of the state indicated on Exhibit A hereto.

         (f) Rule 144. The Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that the Purchaser is familiar with Rule 144 of the rules and regulations promulgated pursuant to the Securities Act ("Rule 144"), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, it will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

         (g) Intentionally Omitted.

         (h) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The

Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company the financial and other affairs of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Purchaser has also had the opportunity to obtain and to review the Commission Documents.

         (i) No Solicitation. The Purchaser acknowledges that the Shares and the Warrants were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, articles, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the purchaser was invited by any of the foregoing means of communications.

         (j) No Endorsement. The Purchaser understands that no United States federal or state agency or any other government or governmental agency (including, without limitation, the SEC) has passed on or made any recommendation or endorsement of the Securities.

         (k) General. The Purchaser understands that the Shares and the Warrants are being offered and sold, and the Warrant Shares are being offered, to the Purchaser in reliance on specific exemptions from the registration requirement of federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the compliance with, the representations, warranties, agreements, acknowledgments and understanding of the Purchaser set forth herein in order to determine the applicability of such exemptions and the eligibility of the Purchaser to acquire the Shares and the Warrants and to receive an offer of the Warrant Shares.

         (l) No Commissions or Similar Fees. In connection with the purchase of the Shares and Warrants by the Purchaser, the Purchaser has not and will not pay, and has no knowledge of the payment of, any commission or other direct or indirect remuneration to any person or entity for soliciting or otherwise coordinating the purchase of such securities, except as set forth on Schedule 2.2(l) hereto. All such persons or entities listed on Schedule 2.2(l) hereto are duly licensed and/or registered to engage in securities offering and selling activities (or are exempt from such licensing and/or registration requirements) under applicable federal laws and the laws of the state(s) in which such activities have taken place in connection with the transaction contemplated by this agreement.

                                  ARTICLE III

                                    COVENANTS

         The Company covenants with each of the Purchasers, for so long as the Shares and/or the Warrants remain outstanding, as follows (which covenants are for the benefit of the Purchasers and its permitted assignees):

         Section 3.1 Securities Compliance.

         (a) The Company shall notify the Commission in accordance with their rules and regulations of the transactions contemplated by any of the Transaction Documents, as may be required, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrant Shares to the Purchasers or subsequent holders and will take no action to cause integration under the 1933 Securities Act or the rules of Nasdaq.

         (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth herein in order to determine the applicability of federal and state securities laws exemptions and the suitability of the Purchasers to acquire the Shares and the Warrants.

         Section 3.2 Registration and Listing. The Company (a) will cause a registration statement registering the Shares and the Warrant Shares to be filed no later than thirty (30) days after the Closing Date and cause the registration statement to be declared effective within (i) sixty (60) days after the Closing Date or (ii) five (5) business days of the date on which the Commission informs the Company that it may request the acceleration of the effectiveness of the registration statement, whichever date is the earlier (the "Effectiveness
Date"), (b) will comply in all respects with its reporting and filing obligations under the Exchange Act for three (3) years following the Closing Date, (c) will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and (d) will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Nasdaq National Market. During the period beginning on the Closing Date and ending on the date which is ninety (90) days after the Effectiveness Date, the Company shall not file a registration statement, other than as described above in this Section 3.2 or as set forth on
Schedule 3.2 hereto, covering the sale or resale of shares of Common Stock with the SEC.

         Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall own Common Stock which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

         Section 3.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

         Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which entries will be made in accordance with United States generally accepted accounting principles consistently applied, reflecting all material financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 3.6 Reporting Requirements The Company shall furnish the following, if and when applicable, to each of the Purchasers so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall own Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, provided, however, that the Company shall not be obligated to furnish the following, if the following reports have been filed by the Company with the Commission pursuant to the Commission's "electronic data gathering and retrieval" (EDGAR) service:

         (a) Reports filed with the Commission on Form 10-Q, as soon as available, and in any event within fifteen (15) days after filing such report with the Commission;

         (b) Annual Reports filed with the Commission on Form 10-K, as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company; and

         (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

         Section 3.7 Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company, or the Registration Rights Agreement in any way that would adversely affect the dividends rights, exercise rights, voting rights or redemption rights of the holders of the Shares, the Warrants or the Warrant Shares.

         Section 3.8 Other Agreements The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

         Section 3.9 Reservation of Shares. So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

         Section 3.10 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon issuance of the Shares or exercise of the Warrants in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.10 will be given by the Company to its transfer agent and that the Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.10 shall affect in any way each Purchaser's obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares or the Warrant Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares or Warrant Shares may be made without registration under the Securities Act or such Purchaser provides the Company with reasonable assurances that the Shares or the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Shares and the Warrant Shares, promptly instruct its transfer agent to issue one (1) or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.10 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.10, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Securities. The obligation hereunder of the Company to issue and sell the Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be correct in all material respects as of such date.

         (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing, including having paid by wire transfer of funds into escrow in accordance with this Agreement and the Escrow Agreement the Purchase Price and such Purchaser shall have executed and delivered this Agreement, the Registration Rights Agreement and the Escrow Agreement to the Escrow Agent on behalf of the Company. The Escrow Agent shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Escrow Agreement to be performed, satisfied or complied with by the Escrow Agent at or prior to the Closing, including delivery of all of the Purchaser's Closing Documents to the Company.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) Minimum Purchase. The Escrow Agent shall have received at least $15,000,000 or more of immediately available funds pursuant to the Escrow Agreement and the Purchasers shall make the minimum purchase described in
Section 4.2(c) hereof.

         Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares at the Closing. The obligation hereunder of each Purchaser to acquire and pay for the Shares and Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

         (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

         (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

         (c) Minimum Purchase. Under the terms and conditions of this Agreement, the Company shall make sales of a minimum of $15,000,000 of Shares to the Purchasers.

         (d) No Suspension, Etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States, or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to acquire the Shares and Warrant.

         (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (f) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         (g) Opinion of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit F hereto, and the such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing.

         (h) Registration Rights Agreement. Prior to the Closing, the Company shall have executed and delivered the Registration Rights Agreement to the Escrow Agent on behalf of the Purchasers.

         (i) Stock and Warrant Certificates. The Company shall have executed and delivered to the Escrow Agent on behalf of the Purchasers, the certificates (in such denominations as the Purchaser shall request) for the Shares and the Warrants being purchased by such Purchaser at the Closing.

         (j) Resolutions. Prior to the Closing, the Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to the Purchasers (the "Resolutions").

         (k) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the Shares and the exercise of the Warrants, a number of shares of Common Stock equal to at least 100% of the shares of Common Stock which would be issuable upon issuance of the Shares and upon exercise of the Warrants following the Closing (after giving effect to the Shares and Warrants to be issued on the Closing Date and assuming all such Shares and Warrants were fully issuable and exercisable, as applicable, on such date regardless of any limitation on the timing or amount of such issuances or exercises).

         (l)  Transfer  Agent   Instructions.   As  of  the  Closing  Date,  the
Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to the Company's transfer agent.

         (m) Secretary's Certificate. At the Closing, the Company shall have delivered to the Escrow Agent on behalf of the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles and (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

         (n) Escrow Agreement. Prior to the Closing, the Company shall have executed and delivered the Escrow Agreement to the Escrow Agent on behalf of the Purchasers.

         (o) Officer's Certificate. At the Closing, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this
Section 4.2 as of the Closing Date.

                                   ARTICLE V

                            STOCK CERTIFICATE LEGEND

Section 5.1 Legend. Each certificate representing the Shares, the Warrants, and the securities issued upon exercise thereof, as applicable and appropriate, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required by applicable federal, provincial or state securities or "blue sky" laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR XYBERNAUT CORPORATION (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL, WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

         The Company agrees to reissue certificates representing the Shares, Warrants or Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any Shares, Warrants or Warrant Shares such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request and such holder otherwise complies with the terms of the Transaction Documents. The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares, Warrants or Warrant Shares upon which it is stamped if, unless otherwise required by federal or state securities laws, (a) the sale of such Shares, Warrants or Warrant Shares is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a sale or transfer of such Shares, Warrants or Warrant Shares may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Shares, Warrants or Warrant Shares can be sold under Rule 144(k). Each of the Purchasers agrees that it will only sell Shares, Warrants or Warrant Shares, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement, under an exemption from the registration requirements of the Securities Act or in accordance with Rule 144(k). In the event the above legend is removed from any Shares, Warrant or Warrant Shares and the effectiveness of a registration statement covering such Shares, Warrants or Warrant Shares is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the Purchasers the Company may require that the above legend be placed on any such Shares, Warrants or Warrant Shares that cannot then be sold pursuant to an effective registration statement, under an exemption from the registration requirements of the Securities Act or under Rule 144(k) and the Purchasers shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Shares, Warrants or Warrant Shares may again be sold pursuant to an effective registration statement, under an exemption from the registration requirements of the Securities Act or under Rule 144(k). The restrictions on transfer contained in Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to any Closing by the mutual written consent of the Company and the Purchasers.

         Section 6.2 Other Termination. This Agreement may be terminated by the action of the board of directors of the Company or by the Purchasers at any time if the Closing shall not have been consummated by the Closing Date, as long as the failure to so consummate is not the fault of the terminating party.

         Section 6.3 Termination of Closing. If the Closing has not occurred on or prior to the Closing Date, those sections and provisions relating to the Closing in this Agreement may be terminated by the action of the board of directors of the Company or by the Purchasers as long as the failure to consummate the Closing is not the fault of the terminating party.

         Section 6.4 Effect of Termination. In the event of termination by the Company or the Purchasers of this Agreement or any part hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement and the Registration Rights Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or 6.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and
Article VII herein. Nothing in this Section 6.4 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement or the Registration Rights Agreement, or to impair the rights of the Company and the Purchasers to compel specific performance by the other party of its obligations under this Agreement and the Registration Rights Agreement.

                                  ARTICLE VII

                                 INDEMNIFICATION

         Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all actual losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchasers as a result of any breach of the covenants, representations and warranties made by the Company herein. Each of the Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all actual losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as a result of any false representation or warranty or any breach of the covenants made by such Purchaser herein, provided, however, such Purchaser's indemnification obligations shall not exceed such Purchaser's Purchase Price.

         Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, an action, a proceeding or a claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action or claim. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent (which consent shall not be unreasonable withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Fees, Costs and Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees, costs and expenses, provided, however, that the Company shall pay, at the Closing, all reasonable attorneys' fees and expenses incurred by the Purchasers up to $10,000 in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the transactions contemplated thereby.

         Section 8.2 Consent to Jurisdiction. Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereunder or thereunder and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law.

         Section 8.3 Entire Agreement; Amendment. This Agreement and the exhibits attached hereto contain the entire understanding of the parties with respect to the matters covered hereby, supersedes all prior agreements with respect to subject matter hereof and, except as specifically set forth herein, in the Shares or in the Warrants, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telex (with correct answer back received), telecopy, facsimile or e-mail at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                Xybernaut Corporation
                                  12701 Fair Lakes Circle
                                  Suite 550
                                  Fairfax, Virginia 22033
                                  Fax No.: 703-631-3903
                                  Attention:  John F. Moynahan
                                  with copies to:

                                  Xybernaut Corporation
                                  12701 Fair Lakes Circle
                                  Suite 550
                                  Fairfax, Virginia 22033
                                  Fax No.: 703-631-3903
                                  Attention:  Dr. Steven A. Newman

                                  and

                                  Parker Chapin LLP
                                  The Chrysler Building
                                  405 Lexington Avenue
                                  New York, New York 10174
                                  Fax:  (212) 704-6288
                                  Attention:  Martin Eric Weisberg, Esq.

If to the Purchasers:             At the address of such Purchaser as set
                                  forth on the signature page to this Agreement, with copies to Purchaser's counsel as set forth on Schedule A or as specified in writing by such Purchaser

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         Section 8.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 8.7 Successors and Assigns. None of the Purchasers may assign this Agreement to any person (other than to an affiliate (as defined in Rule
144) of the Purchaser) without the prior consent of the Company, which consent will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the Purchaser to be affected by the amendment. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

         Section 8.10 Survival. The representations and warranties of the Company and the Purchasers contained in: (i) Sections 2.1(o) and (s) shall survive indefinitely and (ii) those contained in Article II, with the exception of Sections 2.1(o) and (s), shall survive the execution and delivery hereof and the applicable Closing until the date three (3) years from the Closing Date; and
(iii) the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and any Closing hereunder, as applicable, until the Purchasers in the aggregate beneficially own (determined in accordance with Rule 13d-3 under the Exchange
Act) less than 5% of the total combined voting power of all voting securities then outstanding, provided, that Sections 3.1, 3.2, 3.4, 3.5, 3.7, 3.8, 3.9,
3.10 and 3.12 shall not expire  until the  Registration  Statement  required  by
Section 2 of the Registration Rights Agreement is no longer required to be effective under the terms and conditions of Registration Rights Agreement.

         Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

         Section 8.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 8.13 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Registration Rights Agreement and the Warrants.

         Section 8.14 Publicity. The Company shall not issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby of which the Purchasers shall not previously have been advised.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.

                                     XYBERNAUT CORPORATION

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:




                                     [PURCHASER]

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                        ----------------------------------------
                                        Address

                                        ----------------------------------------

                                        ----------------------------------------
                                        Tel. no.:
                                        ----------------------------------------
                                        Fax no.:
                                        ----------------------------------------

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